Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and Chief Financial Officer	Executive Director, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES SUBMISSION OF

GRANULATED MESALAMINE

NEW DRUG APPLICATION

Application Seeks Once-a-Day Dosing for

Maintenance of Remission of Ulcerative Colitis

RALEIGH, NC, December 31, 2007 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that it has submitted to the U.S. Food and Drug Administration (FDA) a New Drug Application (NDA) seeking approval to market granulated mesalamine. Salix believes this application will be subject to a 10-month review period.

“This application is based upon results from two large, multicenter, 6-month, double-blind, randomized, placebo-controlled studies. These studies demonstrated a statistically significantly greater proportion of ulcerative colitis patients dosed once-a-day with 1.5 grams of granulated mesalamine remained relapse-free over 6 months of treatment than patients dosed with placebo,” stated Bill Forbes, Pharm. D., Vice President, Research and Development, Salix. “This granulated mesalamine formulation combines an enteric pH-dependent coating, which provides for delayed release, and a polymer matrix core, which provides for extended release. This formulation is designed to provide for the distribution of the active ingredient beginning in the small bowel and continuing throughout the colon. Additionally, we believe that granulated mesalamine, if and when approved by the FDA, will be the only pH-dependent product in its class that begins to release at a pH of 6.0. This combination of delayed release followed by extended release is intended to provide reliable and effective delivery of mesalamine, or 5-ASA, beginning in the small bowel and continuing throughout the colon.”

Salix acquired rights to market granulated mesalamine in the U.S. from Dr. Falk Pharma GmbH of Freiburg, Germany. Dr. Falk Pharma markets granulated mesalamine in Germany and other European countries, as well as Australia, under the trade name Salofalk Granu-Stix®. Dr. Falk’s applications to market Salofalk Granu-Stix are currently under regulatory review for additional non-EU countries.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s 150-member gastroenterology specialty sales and marketing team.

Salix markets COLAZAL® (balsalazide disodium) Capsules 750 mg, XIFAXAN® (rifaximin) tablets 200 mg , OSMOPREP™ (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg , ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Current development projects include balsalazide tablet, metoclopramide-Zydis®, granulated mesalamine, vapreotide acetate, and rifaximin for additional indications.

For full prescribing information on Salix products, please visit www.salix.com.

Salix trades on the NASDAQ Global Market under the ticker symbol “SLXP”.

For more information please visit our web site at www.salix.com or contact the Company at 919-862-1000. Information on our web site is not incorporated in our SEC filings.

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Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of regulatory review and clinical trials, potential generic and other competition, market acceptance for approved products, intellectual property risks, the need to acquire additional products and management of rapid growth. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.